EXHIBIT 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 18, 1994 (except with respect to the matters discussed in Note 3, as to which the date is March 11, 1994), included in Enron Oil & Gas Company's Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this Registration Statement.



ARTHUR ANDERSEN LLP



March 15, 1995
Houston, Texas